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                                                                       EXHIBIT 5

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                               September 30, 1998


Board of Directors
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida  33401

     Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Ocwen Asset Investment Corp., a Virginia corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $250,000,000 in aggregate public offering price of the Company's debt securities (the "Debt Securities"), preferred stock, par value $.01 per share (the "Preferred Stock"), common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase Preferred Stock or Common Stock (the "Warrants," and together with the Debt Securities, Preferred Stock and Common Stock, the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     As counsel to the Company, we have examined the Company's Restated and Amended Articles of Incorporation, as amended (the "Articles"), and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Articles and applicable Virginia law. We further assume that (i) any Debt Securities will be issued pursuant to one or more indentures (each, an "Indenture"), the forms of which will be filed as exhibits to a Current Report on Form 8-K prior to issuance thereof, (ii) any Warrants will be issued under one or more warrant agreements, the forms of which will be filed as exhibits to a Current Report on Form 8-K prior to issuance thereof (each, a "Warrant Agreement"), each to be between the Company and a warrant agent identified therein (each, a "Warrant Agent"), and (iii) prior to any issuance of shares of Preferred Stock, appropriate articles of amendment shall be filed for recordation with the State Corporation Commission of the Commonwealth of Virginia (each, "Articles of Amendment").



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Board of Directors
September 30, 1998
Page 2


     This opinion letter is based as to matters of law solely on (i) the Virginia State Corporation Act and (ii) Virginia contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of Virginia), in each case as currently in effect, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion that:

     1. When the Registration Statement has become effective under the Securities Act and when the Debt Securities have been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee thereunder (the "Trustee"), and (c) duly executed and delivered on behalf of the Company against payment of valid consideration therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting rights of creditors and other obligees (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

     2. When the Registration Statement has become effective under the Securities Act and when a series of the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Articles and applicable law, and appropriate Articles of Amendment have been duly filed, and, upon issuance and delivery of such series of Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     3. When the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of such Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     4. When the Registration Statement has become effective under the Securities Act and when the Warrants have been (a) duly established pursuant to the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent and (c) duly executed and delivered on behalf of the Company against payment of valid consideration therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting rights of creditors and other obligees (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application



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         of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Warrants are considered in a proceeding in equity or at law).

     The opinions expressed in Paragraphs (1) and (4) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (1) and (4), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                     By: /s/ Gerard L. Hawkins
                                         ---------------------------------
                                         Gerard L. Hawkins, a Partner